UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 2, 2016

Stemcell Holdings, Inc.

(Name of Small Business Issuer in its charter)

Delaware	000-55583	36-4827622
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

C/O Stemcell Co., Ltd., 5-9-15-3F, Minamiaoyama

Minato-ku, Tokyo, 107-0062, Japan

(Address of Principal Executive Offices)

Telephone: +81-3-6432-9977

(Registrant's telephone number)

C/O Omotesando Helene Clinic, 3-18-17-6F, Minamiaoyama

Minato-ku, Tokyo, Japan

(Former address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.03 Amendments to Articles of Incorporation or Bylaws; Forward stock split

On October 29, 2016, Stemcell Holdings, Inc., a Delaware corporation, (the “Company”), with the approval of its board of directors and its majority shareholders by written consent in lieu of a meeting, authorized a forward stock split of its issued and outstanding common shares effective subsequent to the cancellation of shares held by particular shareholders (see Item 8.01).

Every one (1) share of Common Stock, par value $.0001 per share, issued and outstanding of the Corporation as of Effective Time was automatically reclassified and changed into two thousand (2000) shares fully paid and non-assessable shares of Common Stock of the Corporation, par value $.0001 per share. (“2000-for-1 Forward Stock Split”) No fractional shares were issued. The authorized number of shares, and par value per share, of Common Stock are not be affected by the 2000-for-1 Forward Stock Split.

On October 29, 2016, we filed a Certificate of Amendment with the Delaware Secretary of State. The effective date of the 2000-for-1 Forward Stock Split shall be upon the acceptance of the Certificate of Amendment with the Secretary of State of the State of Delaware. The Certificate of Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

On October 26, 2016, the Company with the approval of its board of directors and its majority shareholders, by written consent in lieu of a meeting, authorized the cancellation of shares owned by 7 shareholders. These shareholders have provided consent for the cancellation of shares. The total number of shares cancelled was 19,986,200 shares which was comprised of 14,694,800 restricted common shares and 5,291,400 free trading shares.

Shareholder name	Number of shares to be cancelled
	Total
		Restricted	Free Trading
Takaaki Matsuoka	199,867	-	199,867
Primavera Singa Pte Ltd	17,288,000	14,694,800	2,593,200
Shiho Matsuoka	499,667	-	499,667
Chino Matsuoka	499,667	-	499,667
Sara Matsuoka	499,667	-	499,667
Yoshizumi Matsuoka	499,667	-	499,667
Yaeko Matsuoka	499,667	-	499,667
Total	19,986,200	14,694,800	5,291,400

Item 9.01. Financial Statements and Exhibits.

A. None

B. Exhibits

NUMBER	EXHIBIT

3.1	Certificate of Amendment of Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Stemcell Holdings, Inc.

Dated: November 2, 2016

By: /s/ Takaaki Matsuoka

Takaaki Matsuoka

President and Director